Exhibit 99.2

Redbox / Seaport Global Acquisition Investor Call Script

Introduction – Eduardo Rovira, Joele Frank

Welcome to the Redbox and Seaport Global Acquisition Corp. investor conference call. I am Eduardo Rovira. On the call with me today are Galen Smith, Chief Executive Officer, Jason Kwong, Chief Strategy & Digital Officer and Kavita Suthar, Chief Financial Officer, along with Stephen Smith, Chairman, and Jay Burnham, Director at Seaport Global.

Before we get started, I need to go through some of the fine print. The information discussed today is qualified in its entirety by the information contained in the Form 8-K, including the exhibits thereto, that was filed by Seaport Global Acquisition Corp. today with the SEC, which may be accessed on the SEC’s website at www.sec.gov. In conjunction with today’s discussion we will be referring to an investor presentation, a copy of which was filed as an Exhibit to the aforementioned Form 8-K. You are encouraged to follow along and carefully review the disclaimers included therein. Please note that this call has been prerecorded and a Q&A session will not be conducted as part of today’s presentation. Before we begin, I want to note that this call may contain forward looking statements, including statements regarding Seaport Global’s and Redbox’s ability to successfully or timely consummate the transaction, the anticipated benefits of the transaction, expectations and projections of the combined company’s future financial and business performance and conditions, and the industry outlook. Forward-looking statements are based on assumptions that are inherently subject to risks and uncertainties and they are not guarantees of actual performance. You are encouraged to read the Form 8-K and the accompanying press release and investor presentation, as well as Seaport Global’s other filings with the SEC for a discussion of the risks that can affect the business combination and the business of Redbox after completion of the proposed transaction.

With that, I’ll turn it over to Galen Smith, Redbox’s Chief Executive Officer.

Galen Smith – CEO, Redbox

Thank you, Eduardo. And thank you all for joining us today. I’ve been with the Company and our predecessor Outerwall for almost 12 years in various capacities. I have a deep passion for this business, which is why I’m really excited to partner with Seaport Global in this transformational equity event.

To share a little bit about the transaction as outlined on slide 4, we announced a definitive agreement to combine with Seaport Global Acquisition Corp., a publicly traded special purpose acquisition company, in a transaction with an enterprise value of $693 million. As part of the transaction, all existing shareholders will roll 100% of their equity in Redbox, including funds managed by affiliates of Apollo Global Management, who upon completion of the transaction, will own approximately 59% of the Company.

The transaction, which is expected to close in the third quarter of 2021, includes a $50 million PIPE commitment from financial and strategic investors.

As you can see, this is an attractive valuation for a great company. Through this transaction, Redbox will be well positioned to build on our legacy DVD rental business, accelerate our digital transformation and capture a significant and growing market opportunity. We see tremendous upside potential for Redbox, which we’ll discuss in greater detail in just a moment.

Now let me hand it over to Stephen Smith, Chairman of Seaport Global Acquisition, who can tell you a bit more about our partnership.

Stephen Smith – Chairman, Seaport Global Acquisition

Thanks, Galen.

We started Seaport Global Acquisition Corp. with the goal of forming a business combination with a company that could drive long-term sustainable value across high-growth markets.

As you can see on slide 5, we believe Redbox more than meets our investment criteria. The Company has a unique opportunity to continue to build a truly differentiated offering and is led by a sophisticated management team with extensive industry and operational expertise. Redbox also benefits from an established and recognizable brand, a loyal and differentiated customer base, and the ability to capitalize on many long-term tailwinds.

For us, the timing was critical. It’s one thing to perform well when the operating environment is stable. But what really defines a successful team and company is how they adapt to uncertain conditions and tackle challenges that arise. Over the past year in particular, the resilience Redbox has demonstrated through the challenges associated with COVID-19 and the associated dramatically smaller movie release slate has reaffirmed our confidence in the value and potential of this business.

Looking ahead, we believe Redbox has tremendous growth prospects through this partnership, we want to help the team take the business to the next level. We’re looking forward to working together to leverage the many opportunities both within and outside of the legacy business.

With that, let me turn it back to Galen to tell you more about the Redbox story.

Galen Smith – CEO, Redbox

Thanks, Stephen. Let me share a little bit about who Redbox is today and where we’re going.

As noted on slide 6, our vision is to provide quality home entertainment to everyone; and we do it by making it ridiculously cheap and easy for consumers to get the entertainment they want most. Redbox was founded on three core tenets: value, convenience, and simplicity. These tenets have guided our success in the physical business and are the same tenets we look to bring to the digital experience.

Slide 7 gives you an overview of where Redbox is today. Redbox is a market leader in home entertainment. We’ve got more than 40 million customers that we serve through 40,000 kiosks across more than 150 retailers in the U.S. To put our retail reach into perspective, that's more locations than Starbucks and McDonald's combined.

Redbox is America’s destination for affordable new release movies. Over the past few years we’ve invested in building strong marketing assets including our Redbox Perks loyalty program, which has grown to 39 million members. This strong foundation of loyal customers makes us incredibly bullish about our long-term digital prospects. It's a really unique opportunity to leverage our large customer base and legacy kiosk business to further accelerate the digital transformation that is already underway. Jason will discuss how we do this a little later in the presentation.

On slide 8, we outline our incredible consumer value proposition, which has driven Redbox’s success in our space. We are known for providing exceptional value by offering the latest new theatrical releases for $2 or less per night. This is about one-third the cost of what someone pays for a similar digital rental. It’s also important to note that our movies are typically available – both physically and digitally to consumers – months before they are available on other streaming platforms. We believe there is a long-tail for the physical business complementing the opportunity we have to continue to grow our digital business. In fact, IBISWorld expects the physical rental business in the U.S. to be $1.1 billion in revenue in 2023, demonstrating the ongoing opportunity we have to continue harnessing that value through our 40,000 kiosks around the country.

Turning to slide 9. Part of the reason for our success is that we address a differentiated and underserved customer base. I think about our customers along two axes: one being value conscious and the other being movie lovers. On the value conscious axis, we know that 71% of our customers identify as deal hunters; they’re constantly searching for the best deals or value, including in entertainment. And, 58% of those customers are heavily engaged in loyalty; they want to be rewarded for what they do. On the other axis, we have customers who love watching movies; they watch twice as many movies as the average consumer, and they also fall into the group of consumers who have been slow to cut the cord.

This dynamic creates an enormous opportunity for Redbox, since 70% of our customers identify as late adopters of technology. That means they haven't necessarily made a full switch to digital, and given the ecosystem we have created and continue to build on, we believe we can move them there over time as we retain them as they make that transition.

Now, turning to slide 10, we’ve invested heavily in building our marketing assets the past few years. For Redbox, it's not just about the reach that we have, it’s also about our deep customer data. We know what our customers love to watch and where they like to shop, and that information allows us to drive personalized experiences that connect with them.

In terms of numbers, we have more than 46 million email subscribers, and our 40,000 kiosks generate approximately 400 million weekly retail impressions. That means that people walking by our kiosks can learn about our latest new releases as well as Redbox’s other services like Redbox Free Live TV. It’s an incredible reach, which is driven by our legacy physical business.

And, the proof continues to be in the numbers – we’ve had more than 43 million downloads of the Redbox mobile app, which allows people to access our physical and digital content. I'd encourage all participants on today’s call to download the Redbox mobile app on your device so you can get a sense of the breadth of our offering.

On slide 11, our Redbox Perks loyalty program is the crown jewel of our marketing program and central to how we acquire and retain customers. It's also another key differentiator as it’s not something that our competitors offer today.

Our Redbox Perks program currently has 39 million members, 13 million of whom are currently active. The distinct advantage is our ability to reward customers with this incremental value for engaging with the brand and allows us to incent certain customer behaviors – from renting more movies to trying our digital services. It’s a low cost way to drive trial and growth for our most loyal customers.

Building on that point, our loyalty program serves as an important platform to engage customers with this group representing more than 50% of our total rentals.

On slide 12, the crux of the opportunity ahead and the transformation we are undergoing is Redbox moving from a one window, physical rental company to a multi-window, multifaceted entertainment company. Across physical and digital windows, we’ll be able to offer more choice to customers than any other competitor, all the while rewarding customers with points through our Redbox Perks loyalty program to further enhance value.

To sum it up on slide 13, the transformation underway is incredibly powerful. Redbox is an established brand in home entertainment, has a very large and differentiated customer base that is 40 million strong, has incredible marketing reach through our loyalty program through our 46 million email subscribers. The digital transformation has already begun, as we saw 2.25x digital growth in 2020 over 2019, despite a lack of new content in the second half of 2020. We are further expanding into two very large and fast-growing markets in Ad supported and subscription content which in 2022 will be a $44 Billion total addressable market and growing. And all of this is supported by a legacy business that generates a significant amount of free cash flow that will help fund further growth.

Jason is now going to give you a more detailed picture of the future as he takes us through Redbox’s digital strategy. Jason?

Jason Kwong – Chief Strategy & Digital Officer, Redbox

Thanks, Galen.

As you can see on slide 14, our vision and goal is to build a multi-product digital ecosystem that gives our customers the greatest choice. Think of it as a one stop shop for a variety of content and content services, which we will tailor to super serve our highly value-conscious and late-adopter customer base, and further differentiate by delivering greater value through our Perks loyalty program that is currently 39 million members strong.

We do this by providing a transactional VOD service, which gives our customers the ability to rent or buy new release or catalog movies and TV shows. This also includes Premium Video On Demand, or PVOD, which gives customers the choice to rent movies that are still only 30-45 days in the theater at a $20 price point, further extending the windows in which Redbox participates. We provide our customers the option to watch Free Live TV (FLTV), giving customers the choice to channel surf through a menu of free linear channels, providing a “lean back channel flipping television experience” that is free to customers supported by ads. We also give the choice to watch thousands of movies and TV shows for free and on demand, which will also be supported by ads. And finally, we give our customers the choice to subscribe and watch content from premium third-party channels like HBO Max, Showtime and Starz within the same service.

Now, this vision for Redbox is not some distant digital future. We have already been executing against this strategy. We launched our transactional VOD service three years ago and have seen tremendous growth. Our Free Live TV service went live in February of last year, and the Free On Demand service launched December of last year, both with great early adoption. The premium SVOD channels offering is currently under development, with some promising early test results.

If you look closely at this ecosystem, it starts to look like a traditional MVPD or cable service, where you can flip through a ton of linear channels, rent new release movies on demand, and subscribe to premium services like HBO and Showtime, all within the context of a single service. And that's where we see the opportunity.

One of the big consumer shifts in our industry is “cord cutting,” you know, referring to the rapid decline of cable subscriptions. As highlighted on slide 15, consumers continue to cancel their cable subscriptions. According to SNL Kagan, 7.2 million subscribers cancelled their cable subscriptions last year, and that number is expected to continue to grow. And we know cord cutting is not a new phenomenon. The MVPD or cable companies have been reporting declining subscribers since its subscriber peak in 2011. The customers that are cutting the cord today more closely resemble the late adopters, and as Galen mentioned earlier, our customers over index on cable subscriptions. So as these customers continue to cut the cord, it creates a greater opportunity for Redbox.

We know that once a consumer cuts the cord, replacing all those content services from their cable company typically requires multiple services, apps, log-ins and billing. It creates a lot of complexity and confusion for consumers, which is a problem that we believe Redbox can help solve.

Now, as Galen said early on, our mission since the beginning has always been to make it ridiculously cheap and easy for our customers to access quality home entertainment content, and we believe that we can make it easier for our customers by providing the most choice through a single app, as shown on slide 16. Redbox can simplify sign-in, content discovery, and billing with a one stop shop entertainment experience. There are only a couple major players that provide this level of choice to their customers today – one is Amazon and the other is Apple. However, both companies target a different customer base, with higher priced offerings. Amazon Prime’s focus has been on the affluent, higher-income households, and Apple sells their AppleTV at almost $200 which is not really targeting the Redbox customer, especially when there are many other cheaper options in the market. Again, this gives us an opportunity to truly differentiate by not only simplifying the customer experience, but also by providing exceptional value through our rewards program.

We’re already see that providing customers more choice drives more enterprise value, with customers transacting across multiple products or services with us. As noted on slide 17, for customers engaging across multiple services, we're seeing up to five times higher average revenue from those consumers, and more importantly, we see materially lower churn within those customer segments as we satisfy more of that customer’s entertainment needs.

We also seen that our strategy of moving our customers from a physical-only customer to a digital customer is working. To walk you through slide 18, the transactional video service that we launched three years ago has seen tremendous adoption, with over 13 million transactions, more than 3 million customers, and a topline compound annual growth rate for revenue of 74%. What makes this really exciting is the $3 customer cost-per-acquisition number (CPA) showing that we can acquire these customers at an extremely low cost because of our marketing reach and large customer base, which drives down our marketing costs and allows us to scale much faster. We can do this because we are able to creatively incent customers to try our digital service by providing additional loyalty points or give a free rental night at the kiosk, which not only drives trial of digital, but also gets those customers returning to the kiosk.

Let’s move on to Free Live TV and Free On Demand, our ad-supported businesses as outlined on slide 19. We regularly survey our customers about what they're looking for to get a better understanding of how we can best serve them. When we asked about our digital service, consistently one of the top answers was that our customers wanted free content. So, we built these services, knowing that we had some built-in demand with our value-conscious customers.

In terms of our Free Live TV service, we provide access to almost 100 channels – and that number is growing. And within those almost 100 channels, we have three Redbox branded channels, where we acquire the content and fully program those channels, which creates a significant shift from being solely a content retailer to also a content programmer. And we syndicate one of those channels, Redbox Free Movies, into other free environments like the Roku Channel and Vizio’s Watchfree service, driving brand recognition off our platform, as well as more impressions and revenue. We plan to continue to syndicate more Redbox channels across more platforms.

And for our owned and operated service, we’ve seen great adoption. Within the first 12 months, we've seen more than 8 million users come and use the service, and for the true test for customer engagement and stickiness, we're seeing hours and engagement continue to grow by a compounded monthly growth rate of almost 20%; demonstrating that our customers continue to come back and watch at increasing rates.

The last piece of our digital strategy centers around SVOD channels, laid out on slide 20. SVOD channels gives our customers the ability to subscribe and watch premium third-party SVOD channels within the context of our app. We believe this is a tremendous opportunity for us to participate in what today is a $26 billion market without having to compete directly against the deep-pocketed SVOD players that are in the marketplace today battling it out trying to acquire more customers and reduce customer churn. Instead of competing with them, we can partner with them to provide bundled offers to customers that will allow us to help those SVOD channels acquire customers at an affordable rate and reduce churn by providing bundled offers such as providing free movie nights at the box or additional loyalty points and reward points.

Last summer, we did a test with Showtime where we bundled free movie codes with a Showtime offer and over a six-week mid-period, we were able to drive62,000 signups. These results give us the confidence that we can move customers not only from physical into digital transactional video, but into digital subscription as well.

And finally, on slide 21, an exciting area of growth that we expanded into in 2019 was licensing, producing and distributing original content that we know our customers will love, under the Redbox Entertainment label. One of our unique advantages relative to other distributors is we have built in distribution through our legacy kiosk business and digital transactional service. In fact, a key lever of growth in our legacy business over the next few years is ramping the number of releases to 36 titles a year. And since we are focused on creating value for Redbox and for producers, we release across all windows. A recent example is Shadow in the Cloud that we released with a partner on January 1 for a $20 rental and it performed well at the largest digital retailers including Amazon and iTunes. Further, after exploiting in the physical window at our kiosks, we sold the streaming rights to Hulu so consumers are able to watch it there now. All of the content we license creates a content library that we control and we can monetize across our AVOD platform down the road.

With that, I’ll turn it over to Kavita to walk you through the financials.

Kavita Suthar – CFO, Redbox

Thank you, Jason. My name is Kavita Suthar and I am the CFO of Redbox. I’ve been with the Company for about six years now. Today, I am going to cover a few financial highlights. If you turn to slide 22, you’ll see that we're building our digital revenues on top of a strong legacy foundation. Our legacy business is represented in the darker red bars on this page and it's made up of three major components.

First, there is our physical DVD, Blu-ray Disc rental and sell-through business, which was impacted by COVID in 2020 and 2021. Typically, we expect about 140-150 theatrical titles to be released in a given year and with theaters shutdown due to COVID last March, this figure was cut in half with approximately 70 titles released in 2020. We also expect the same number in 2021 with the first half of 2021 still impacted by a lack of titles being released; however, theaters are re-opening and titles are starting to hit again. We expect to see a recovery in the back half of this year in terms of a more regular release slate, and expect to be back to a full release slate in 2022.

The second component of the legacy business is Redbox Entertainment where we will be licensing and distributing our original content through our own physical and digital networks, as well as monetizing the content across other distribution platforms. Redbox Entertainment revenues will continue to grow each year as we ramp up to 36 titles a year.

The third component of the legacy business is our service business. Our best-in-class field team merchandises and services our 40,000 Redbox kiosks every day. Our field team has expanded their reach and now services other businesses as well who have kiosk footprints. For example, we are the sole servicer of Amazon lockers across the nation, providing break-fix support to their growing locker footprint. We also have other partners we provide merchandising/servicing support to and continue to pilot new opportunities on a selective basis.

In the light pink bars on the chart, you’ll see the projected revenue for our Digital business. Our Digital business has already had the transactional VOD offering in place for a number of years and it will continue to grow in the outer years. As previously mentioned, in 2020 we launched our free live TV and ad-supported movie offerings, which we plan to grow by investing in licensed content to provide more options for our customers. The next major piece of our digital revenue is the SVOD channels platform that we plan to launch in 2022 to give our customers the ability to subscribe to 3rd party SVOD services from within our Redbox app experience. We expect a full year of SVOD revenue in 2023. And finally, we have our Media Network revenue stream which is driven by monetization of ad impressions across e-mail, app, web and kiosk that is already in place today.

Now, turning to slide 23, you can see the flow through to Adjusted EBITDA which we have growing at a compounded annual growth rate of 28%. The return to a normal physical release slate in 2022 will naturally drive an increase in Adjusted EBITDA alongside our diversified legacy businesses and our digital transformational growth. We anticipate a low capital expenditure requirement for our businesses leading to high free cash flow conversion rate. Overall, we project free cash flow to grow at a compounded annual growth rate of 34% from 2020 to 2023.

Back to you, Galen.

Galen Smith – CEO, Redbox

Thanks, Kavita. Redbox today has multiple avenues for growth, as outlined on slide 24. Looking ahead, we’re confident that our partnership with Seaport Global Acquisition and the growth capital from this transaction will help accelerate these opportunities.

The first opportunity is in our ad-supported business, which will be accelerated by licensing additional content. We want to increase the amount of content we offer to consumers and we expect this investment will not only increase the amount of time they spend on the service but also act as a tool to market and drive new customers to try our ad supported products.

The second is finishing the tech development of the SVOD channels platform, which we hope to scale rapidly, once built. As Jason mentioned, we do not want to compete with these third-party players, but rather partner with them to help drive subscribers and reduce churn, providing simplicity to our customers by offering this all through our platform. And by executing on this strategy, we're going to further learn what content is most interesting to customers in this window to enhance our offerings on the Redbox Entertainment side.

The third piece is a heavier investment in marketing. We plan to deploy capital in a disciplined way by partnering with current and future device partners to enhance the presence of the Redbox app and to invest in paid media to bring others outside of the Redbox ecosystem in. We think by offering consumers more choice than anybody else, we can drive additional customer acquisition among value conscious consumers that may not be using Redbox today.

And then lastly, we intend to continue to invest in Redbox Entertainment. We have this incredible advantage with having a built-in distribution through Redbox channels. And we have the ability to act like Switzerland and sell rights to everyone in order to maximize value on titles, including through our platforms.

In closing, Redbox has built one of the most trusted brands in entertainment by consistently delivering on three core tenets: value, convenience, and simplicity. Today’s announcement brings us one step closer to bringing an entertainment ecosystem with more entertainment choices and underscores our commitment to constantly enhancing our consumer proposition. We are pleased that Seaport Global Acquisition shares our confidence in the opportunities ahead, and are grateful for their team’s support.

In Redbox’s next chapter as a public company, we look forward to driving sustainable value for our shareholders, scaling our business to new levels, and delivering a differentiated, affordable entertainment experience for our millions of loyal customers.

Thank you for joining us today.

Operator

That concludes today’s call. You may now disconnect your line.

Important Information About the Business Combination and Where to Find It

In connection with the proposed business combination, Seaport Global Acquisition intends to file preliminary and definitive proxy statements with the Securities and Exchange Commission (“SEC”). The preliminary and definitive proxy statements and other relevant documents will be sent or given to the stockholders of Seaport Global Acquisition as of the record date established for voting on the proposed business combination and will contain important information about the proposed business combination and related matters. Stockholders of Seaport Global Acquisition and other interested persons are advised to read, when available, the preliminary proxy statement and any amendments thereto and, once available, the definitive proxy statement, in connection with Seaport Global Acquisition’s solicitation of proxies for the meeting of stockholders to be held to approve, among other things, the proposed business combination because the proxy statement will contain important information about Seaport Global Acquisition, Redbox and the proposed business combination. When available, the definitive proxy statement will be mailed to Seaport Global Acquisition’s stockholders as of a record date to be established for voting on the proposed business combination. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov/ or by directing a request to: Seaport Global Acquisition Corp., 360 Madison Avenue, 20th Floor, New York, NY 10017, Attention: Secretary, telephone: (212) 616-7700. The information contained on, or that may be accessed through, the websites referenced in this communication is not incorporated by reference into, and is not a part of, this communication.

Participants in the Solicitation

Seaport Global Acquisition, Redbox and their respective directors and executive officers may be deemed participants in the solicitation of proxies from Seaport Global Acquisition’s stockholders in connection with the business combination. Seaport Global Acquisition’s stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Seaport Global Acquisition in Seaport Global Acquisition’s final prospectus filed with the SEC on December 1, 2020 in connection with Seaport Global Acquisition’s initial public offering. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Seaport Global Acquisition’s stockholders in connection with the proposed business combination will be set forth in the proxy statement for the proposed business combination when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed business combination will be included in the proxy statement that Seaport Global Acquisition intends to file with the SEC.

No Offer or Solicitation

This communication shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This communication includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this communication, regarding Seaport Global Acquisition’s proposed business combination with Redbox, Seaport Global Acquisition’s ability to consummate the transaction, the benefits of the transaction and the combined company’s future financial performance, as well as the combined company’s strategy, future operations, estimated financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of the respective management of Seaport Global Acquisition and Redbox and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Seaport Global Acquisition or Redbox. Potential risks and uncertainties that could cause the actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, changes in domestic and foreign business, market, financial, political and legal conditions; the inability of the parties to successfully or timely consummate the business combination, including the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the business combination or that the approval of the stockholders of Seaport Global Acquisition or Redbox is not obtained; failure to realize the anticipated benefits of business combination; risk relating to the uncertainty of the projected financial information with respect to Redbox; the amount of redemption requests made by Seaport Global Acquisition’s stockholders; the overall level of consumer demand for Redbox’s products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the financial strength of Redbox’s customers; Redbox’s ability to implement its business and growth strategy; changes in governmental regulation, Redbox’s exposure to litigation claims and other loss contingencies; disruptions and other impacts to Redbox’s business, as a result of the COVID-19 pandemic and government actions and restrictive measures implemented in response, and as a result of the proposed transaction; Redbox’s ability to retain and expand customer relationships; competitive pressures from many sources, including those using other distribution channels, having more experience, larger or more appealing inventory, better financing, and better relationships with those in the physical and streaming movie and television industries; developments in the home video distribution market as newer technologies and distribution channels compete for market share, and Redbox experiences a secular decline in the physical rental market; the impact of decreased quantity and quality of movie content availability for physical and digital distribution due to changes in quantity of new releases by studios, movie content failing to appeal to consumers’ tastes, increased focus on digital sales and rentals, and other general industry-related factors; the termination, non-renewal or renegotiation on materially adverse terms of Redbox’s contracts or relationships with one or more of its significant retailers or studios; Redbox’s inability to obtain licenses to digital movie or television content for home entertainment viewing; Redbox’s reliance upon a number of partners to make its digital service available on their devices; unforeseen costs and potential liability in connection with content Redbox acquires, produces, licenses and/or distributes through its service; the impact of the COVID-19 pandemic on Redbox’s business, results of operations and financial condition, its suppliers and customers and on the global economy; the impact that global climate change trends may have on Redbox and its suppliers and customers; Redbox’s ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, Seaport Global Acquisition’s information systems; fluctuations in the price, availability and quality of electricity and other raw materials and contracted products as well as foreign currency fluctuations; changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks.

More information on potential factors that could affect Seaport Global Acquisition’s or Redbox’s financial results is included from time to time in Seaport Global Acquisition’s public reports filed with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K as well as the preliminary and the definitive proxy statements that Seaport Global Acquisition intends to file with the SEC in connection with Seaport Global Acquisition’s solicitation of proxies for the meeting of stockholders to be held to approve, among other things, the proposed business combination. If any of these risks materialize or Seaport Global Acquisition’s or Redbox’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Seaport Global Acquisition nor Redbox presently know, or that Seaport Global Acquisition and Redbox currently believe are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Seaport Global Acquisition’s and Redbox’s expectations, plans or forecasts of future events and views as of the date of this communication. Seaport Global Acquisition and Redbox anticipate that subsequent events and developments will cause their assessments to change. However, while Seaport Global Acquisition and Redbox may elect to update these forward-looking statements at some point in the future, Seaport Global Acquisition and Redbox specifically disclaim any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Seaport Global Acquisition’s or Redbox’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.